Exhibit 99.1

News Release — February 27, 2014

CubeSmart Reports Annual 2013 Results: FFO Per Share Grows 23%; Same-Store NOI Increases 9.3%

MALVERN, PA — (Marketwired) — February 27, 2014 — CubeSmart (NYSE: CUBE) today announced its operating results for the three months and year ended December 31, 2013.

CubeSmart President and Chief Executive Officer Christopher P. Marr commented, “Fundamental trends in our self-storage portfolio continue to be positively impacted by consistently improving year-over-year demand and lack of new supply in our markets.  As we enter 2014, CubeSmart is well positioned to execute its internal and external growth strategies and generate attractive risk adjusted returns for shareholders.”

Key Highlights for the Quarter

•                  Reported funds from operations (“FFO”) per share, as adjusted, of $0.23, representing a year-over-year increase of 10%.

•                  Increased same-store (298 facilities) net operating income (“NOI”) 7.3% year over year, driven by 6.7% revenue growth and a 5.3% increase in property operating expenses.

•                  Same-store occupancy averaged 89.3% during the quarter, up 420 basis points year over year; ended the quarter with same-store occupancy of 88.9%.

•                  Closed on six facility acquisitions totaling $56.7 million, including locations in Florida, Maryland, and Texas.

•                  Acquired 35 facilities located in Texas (34) and North Carolina (1) through a newly formed joint venture for an aggregate purchase price of $315.7 million.

•                  Disposed of 22 facilities in California, Tennessee, and Texas for combined proceeds of $90.0 million.

Funds from Operations

FFO, as adjusted, was $33.0 million for the fourth quarter of 2013, compared with $28.9 million for the fourth quarter of 2012.  FFO per share, as adjusted, increased 10% to $0.23 for the fourth quarter of 2013, compared with $0.21 for the same period last year.

FFO, as adjusted, for the year ended December 31, 2013 was $127.1 million, compared with $96.4 million for the year ended December 31, 2012.  FFO per share, as adjusted, increased 23% to $0.91 for the year ended December 31, 2013, compared with $0.74 for the year ended December 31, 2012.

Investment Activity

The Company acquired six assets for $56.7 million during the three months ended December 31, 2013.  These acquisitions included one asset in Florida, two in Maryland, and three in Texas.  For the full year, the Company closed on the acquisition of 20 assets for $189.8 million.

Subsequent to December 31, 2013, the Company acquired seven assets located in Connecticut,  Florida,  California and Maryland for an aggregate purchase price of $73.0 million (including the assumption of $26.0 million of debt associated with two assets in Florida and two assets in Maryland).

Fourth Quarter 2013

On December 12, 2013, the Company completed the acquisition of 35 assets located in Texas (34) and North Carolina (1) through a newly formed joint venture for an aggregate purchase price of $315.7 million.  The Company and the joint venture partner each contributed capital equal to their 50% ownership in the venture.

During the quarter, the Company sold 22 assets in California, Tennessee, and Texas for total proceeds of $90.0 million and recognized a gain of $17.9 million.  Gains from the sales of property are excluded from the Company’s calculation of FFO and FFO, as adjusted.

For the full year, the Company sold 35 assets for total proceeds of $126.4 million.  Our dispositions in 2013 represent a complete exit from the Memphis and Knoxville, Tennessee markets and a 35% square footage reduction in the Inland Empire.

Third-Party Management

At December 31, 2013, the Company’s third-party management program included 160 facilities totaling 9.8 million square feet.  During the quarter and year ended December 31, 2013, the Company added 37 and 51 new management contracts to the Company’s third-party management program, respectively.

Same-Store Results

The Company’s same-store portfolio at December 31, 2013 represented 298 facilities containing approximately 19.8 million rentable square feet and included approximately 80.3% of the aggregate rentable square feet of the Company’s 366 owned facilities.  These same-store facilities represented approximately 78.3% of property net operating income for the quarter ended December 31, 2013.

Same-store physical occupancy at period end for the fourth quarter of 2013 was 88.9%, compared with 85.1% for the same quarter of last year.  Same-store total revenues for the fourth quarter of 2013 increased 6.7%, and same-store operating expenses increased 5.3% from the same quarter in 2012.  Same-store net operating income increased 7.3%, as compared with the same period in 2012.

For the year ended December 31, 2013, same-store total revenues increased 7.4%, same-store operating expenses increased 3.7%, and same-store net operating income increased 9.3%, as compared with the year ended December 31, 2012.

Operating Results

At December 31, 2013, the Company’s total owned portfolio, represented 366 facilities containing 24.7 million rentable square feet and had a physical occupancy of 88.3%.

Total revenues increased $9.9 million and total property operating expenses increased $3.5 million in the fourth quarter of 2013, as compared with the same period in 2012.  Increases in total revenues are primarily attributable to increased occupancy levels in the same-store portfolio and revenues generated from property acquisitions.  Increases in total property operating expenses are attributable to the impact of newly acquired facilities and an increase of 5.3% in same-store expenses.

Interest expense decreased from $10.9 million during the three months ended December 31, 2012 to $9.6 million during the three months ended December 31, 2013, a decrease of $1.3 million.

The Company reported net income attributable to the Company’s common shareholders of $21.4 million, or $0.15 per common share, in the fourth quarter of 2013, compared with net loss attributable to the Company’s common shareholders of $0.02 million, or $0.00 per common share, in the fourth quarter of 2012.

For the year ended December 31, 2013, the Company reported net income attributable to the Company’s common shareholders of $35.4 million, or $0.26 per common share, compared with net loss attributable to the Company’s common shareholders of $4.2 million, or $0.03 per common share, for the year ended December 31, 2012.

Balance Sheet

During the quarter, the Company sold 2.6 million common shares of beneficial interest through its “at-the-market” equity program at an average sales price of $18.70 per share, resulting in net proceeds of $47.9 million, bringing full-year net proceeds from the program to $100.6 million.  At December 31, 2013, the Company had 6.4 million shares available for issuance under the existing equity distribution agreements.

On December 10, 2013, the Company issued $250 million of 4.375% senior notes due December 15, 2023. The net proceeds from the offering were used to repay the $100 million unsecured term loan maturing in 2014.  The balance of the net proceeds were used to repay outstanding indebtedness incurred under the Company’s revolving credit facility.

Quarterly Dividend

On December 19, 2013, the Company declared a dividend of $0.13 per common share, an 18.2% increase compared to Company’s previously declared quarterly dividend.  The dividend was paid on January 15, 2014 to common shareholders of record on January 2, 2014.

Also on December 19, 2013, the Company declared a dividend of $0.484375 for the 7.75% Series A Cumulative Redeemable Preferred Shares.  The dividend was paid on January 15, 2014 to holders of record on January 2, 2014.

2014 Financial Outlook

“Our expectations for 2014 reflect a continuation of positive fundamental trends that we have seen in recent periods,” stated Tim Martin, Chief Financial Officer. “Our 2014 guidance contemplates meaningful revenue growth as well as increases in weather-related costs and continued pressure on real estate taxes. Additionally, our balance sheet remains well-positioned to support our strategic growth initiatives through broad access to a variety of capital sources.”

The Company estimates that its fully diluted FFO per share, as adjusted, for 2014 will be between $0.98 and $1.02, and that its fully diluted net income per share for the period will be between $0.06 and $0.10. The Company’s estimate is based on the following key assumptions:

•                  For 2014, a same-store pool consisting of 346 assets totaling 23.2 million square feet

•                  Same-store net operating income (“NOI”) growth of 6.0% to 7.0% over 2013, driven by revenue growth of 5.0% to 6.0% and expense growth of 3.0% to 4.0%

•                  General and administrative expenses of approximately $27.5 million to $28.5 million

Due to uncertainty related to the timing and terms of transactions, the impact of future investment activity is excluded from guidance.  For 2014, the Company is targeting $150 million to $200 million of acquisitions.

2014 Full Year Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.06	to	$0.10
Plus: real estate depreciation and amortization	0.92		0.92
FFO per diluted share, as adjusted	$0.98	to	$1.02

The Company estimates that its fully diluted FFO, as adjusted, per share for the quarter ending March 31, 2014 will be between $0.23 and $0.24, and that its fully diluted earnings per share for the period will be between $0.00 and $0.01.

1st Quarter 2014 Guidance	Range or Value
Earnings per diluted share allocated to common shareholders	$0.00	to	$0.01
Plus: real estate depreciation and amortization	0.23		0.23
FFO per diluted share, as adjusted	$0.23	to	$0.24

Conference Call

Management will host a conference call at 11:00 a.m. ET on Friday, February 28, 2014 to discuss financial results for the three months and year ended December 31, 2013.

A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.CubeSmart.com.  The dial-in numbers are 1-888-317-6016 for domestic callers, +1-412-317-6016 for international callers, and 1-855-669-9657 for callers in Canada.  After the live webcast, the call will remain available on CubeSmart’s website for 30 days.  In addition, a telephonic replay of the call will be available through March 30, 2014. The replay dial-in numbers are 1-877-344-7529 for domestic callers, +1-412-317-0088 for international callers, and 1-855-669-9658 for callers in Canada.  The conference number is 10039376.

Supplemental operating and financial data as of December 31, 2013 is available on the Company’s corporate website under Investor Relations - Financial Information - Financial Reports.

About CubeSmart

CubeSmart is a self-administered and self-managed real estate investment trust.  The Company’s self-storage facilities are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers.  According to the 2014 Self-Storage Almanac, CubeSmart is one of the top four owners and operators of self-storage facilities in the United States.

Non-GAAP Performance Measurements

Funds from operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”), as amended, defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate and related impairment charges, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of real estate, gains on remeasurement of investment in real estate ventures, impairments of depreciable assets, and depreciation, which can make periodic and peer analyses of operating performance more difficult. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows computed in accordance with GAAP, as presented in our Consolidated Financial Statements.

FFO, as adjusted represents FFO as defined above, excluding the effects of acquisition related costs, gains or losses from early extinguishment of debt, and other non-recurring items, which we believe are not indicative of the Company’s operating results.

We define net operating income, which we refer to as “NOI,” as total continuing revenues less continuing property operating expenses.  NOI also can be calculated by adding back to net income (loss): interest expense on loans, loan procurement amortization expense, loan procurement amortization expense — early repayment of debt, acquisition related costs, equity in losses of real estate ventures, amounts attributable to noncontrolling interests, other expense, depreciation and amortization expense, general and administrative expense, and deducting from net income: income from discontinued operations, gains on disposition of discontinued

operations, other income, gain from remeasurement of investment in real estate ventures and interest income.  NOI is not a measure of performance calculated in accordance with GAAP.

We use NOI as a measure of operating performance at each of our facilities, and for all of our facilities in the aggregate. NOI should not be considered as a substitute for operating income, net income, cash flows provided by operating, investing and financing activities, or other income statement or cash flow statement data prepared in accordance with GAAP.

Forward-Looking Statements

This presentation, together with other statements and information publicly disseminated by CubeSmart (“we,” “us,” “our” or the “Company”), contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•         national and local economic, business, real estate and other market conditions;

•         the competitive environment in which we operate, including our ability to raise rental rates;

•         the execution of our business plan;

•         the availability of external sources of capital;

•         financing risks, including the risk of over-leverage and the corresponding risk of default on our mortgage and other debt and potential inability to refinance existing indebtedness;

•         increases in interest rates and operating costs;

•         counterparty non-performance related to the use of derivative financial instruments;

•         our ability to maintain our status as a real estate investment trust (“REIT”) for federal income tax purposes;

•         acquisition and development risks;

•         increases in taxes, fees, and assessments from state and local jurisdictions;

•         risks of investing through joint ventures;

•         changes in real estate and zoning laws or regulations;

•         risks related to natural disasters;

•         potential environmental and other liabilities;

•         other factors affecting the real estate industry generally or the self-storage industry in particular; and

•         other risks identified in Item 1A of our Annual Report on Form 10-K and, from time to time, in other reports we file with the Securities and Exchange Commission (the “SEC”) or in other documents that we publicly disseminate.

Given these uncertainties, we caution readers not to place undue reliance on forward-looking statements.  We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise except as may be required in securities laws.

Contact:

CubeSmart

Charles Place

Director, Investor Relations

(610) 535-5700

CUBESMART AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

 (unaudited)

	December 31,
	2013	2012

ASSETS
Storage facilities	$2,553,706	$2,443,022
Less: Accumulated depreciation	(398,536)	(353,315)
Storage facilities, net (including VIE assets of $34,559 and $11,586)	2,155,170	2,089,707
Cash and cash equivalents	3,176	4,495
Restricted cash	4,025	6,070
Loan procurement costs, net of amortization	12,687	8,253
Investment in real estate venture, at equity	156,310	—
Other assets, net	27,256	41,794
Total assets	$2,358,624	$2,150,319

LIABILITIES AND EQUITY
Unsecured senior notes	$500,000	$250,000
Revolving credit facility	38,600	45,000
Unsecured term loans	400,000	500,000
Mortgage loans and notes payable	200,218	228,759
Accounts payable, accrued expenses and other liabilities	57,599	60,708
Distributions payable	19,955	16,419
Deferred revenue	12,394	11,090
Security deposits	376	444
Total liabilities	1,229,142	1,112,420

Noncontrolling interests in the Operating Partnership	36,275	47,990

Commitments and contingencies

Equity
7.75% Series A Preferred shares $.01 par value, 3,220,000 shares authorized, 3,100,000 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	31	31
Common shares $.01 par value, 200,000,000 shares authorized, 139,328,366 and 131,794,547 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	1,393	1,318
Additional paid-in capital	1,542,703	1,418,463
Accumulated other comprehensive loss	(11,014)	(19,796)
Accumulated deficit	(440,837)	(410,225)
Total CubeSmart shareholders’ equity	1,092,276	989,791
Noncontrolling interests in subsidiaries	931	118
Total equity	1,093,207	989,909
Total liabilities and equity	$2,358,624	$2,150,319

CUBESMART AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

(unaudited)

	Three Months Ended December 31,		Year ended December 31,
	2013	2012	2013	2012

REVENUES
Rental income	$73,515	$64,908	$281,250	$236,160
Other property related income	8,216	7,043	32,365	25,821
Property management fee income	1,233	1,124	4,780	4,341
Total revenues	82,964	73,075	318,395	266,322
OPERATING EXPENSES
Property operating expenses	30,581	27,042	118,222	103,488
Depreciation and amortization	26,490	30,968	112,313	109,830
General and administrative	7,109	6,549	29,563	26,131
Total operating expenses	64,180	64,559	260,098	239,449
OPERATING INCOME	18,784	8,516	58,297	26,873
OTHER (EXPENSE) INCOME
Interest:
Interest expense on loans	(9,596)	(10,924)	(40,424)	(40,318)
Loan procurement amortization expense	(549)	(695)	(2,058)	(3,279)
Loan procurement amortization expense - early repayment of debt	(414)	—	(414)	—
Acquisition related costs	(1,616)	(695)	(3,849)	(3,086)
Equity in losses of real estate venture	(1,151)	—	(1,151)	(745)
Gain from remeasurement of investment in real estate venture	—	—	—	7,023
Other	290	268	8	256
Total other expense	(13,036)	(12,046)	(47,888)	(40,149)

INCOME (LOSS) FROM CONTINUING OPERATIONS	5,748	(3,530)	10,409	(13,276)

DISCONTINUED OPERATIONS
Income from discontinued operations	(397)	1,602	4,145	7,093
Gain from disposition of discontinued operations	17,902	3,408	27,440	9,811
Total discontinued operations	17,505	5,010	31,585	16,904
NET INCOME	23,253	1,480	41,994	3,628
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS
Noncontrolling interests in the Operating Partnership	(348)	1	(588)	107
Noncontrolling interest in subsidiaries	43	—	42	(1,918)
NET INCOME ATTRIBUTABLE TO THE COMPANY	22,948	1,481	41,448	1,817
Distribution to preferred shareholders	(1,502)	(1,502)	(6,008)	(6,008)
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS	$21,446	$(21)	$35,440	$(4,191)

Basic earnings (loss) per share from continuing operations attributable to common shareholders	$0.03	$(0.04)	$0.03	$(0.17)
Basic earnings per share from discontinued operations attributable to common shareholders	0.12	0.04	0.23	0.14
Basic earnings (loss) per share attributable to common shareholders	$0.15	$0.00	$0.26	$(0.03)

Diluted earnings (loss) per share from continuing operations attributable to common shareholders	$0.03	$(0.04)	$0.03	$(0.17)
Diluted earnings per share from discontinued operations attributable to common shareholders	0.12	0.04	0.23	0.14
Diluted earnings (loss) per share attributable to common shareholders	$0.15	$0.00	$0.26	$(0.03)

Weighted-average basic shares outstanding	138,705	129,111	135,191	124,548
Weighted-average diluted shares outstanding	141,338	129,111	137,742	124,548

AMOUNTS ATTRIBUTABLE TO THE COMPANY’S COMMON SHAREHOLDERS:
Income (loss) from continuing operations	$4,240	$(4,911)	$4,392	$(20,689)
Total discontinued operations	17,206	4,890	31,048	16,498
Net income (loss)	$21,446	$(21)	$35,440	$(4,191)

Same-store facility results (298 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Three months ended December 31,		Percent
	2013	2012	Change
REVENUES
Net rental income	$56,341	$52,924	6.5%
Other property related income	5,906	5,436	8.6%
Total revenues	62,247	58,360	6.7%

OPERATING EXPENSES
Property taxes	6,676	5,767	15.8%
Personnel expense	6,058	5,773	4.9%
Advertising	933	1,143	-18.4%
Repair and maintenance	941	878	7.2%
Utilities	1,959	1,951	0.4%
Property insurance	588	660	-10.9%
Other expenses	2,737	2,725	0.4%

Total operating expenses	19,892	18,897	5.3%

Net operating income (1)	$42,355	$39,463	7.3%

Gross margin	68.0%	67.6%

Period end occupancy (2)	88.9%	85.1%

Period average occupancy (3)	89.3%	85.1%

Total rentable square feet	19,801	19,801

Realized annual rent per occupied square foot (4)	$12.74	$12.56	1.4%

Scheduled annual rent per square foot (5)	$13.65	$13.43	1.6%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$42,355	$39,463
Non same-store net operating income (1)	11,705	8,577
Indirect property overhead (6)	(1,677)	(2,007)
Depreciation and amortization	(26,490)	(30,968)
General and administrative expense	(7,109)	(6,549)

Operating Income	$18,784	$8,516

(1)                                 Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                                 Represents occupancy at December 31 of the respective year.

(3)                                 Represents the weighted average occupancy for the period.

(4)                                 Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                                 Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                                 Includes property management income earned in conjunction with managed properties.

Same-store facility results (298 facilities)

(in thousands, except percentage and per square foot data)

(unaudited)

	Year ended December 31,		Percent
	2013	2012	Change
REVENUES
Net rental income	$221,015	$207,416	6.6%
Other property related income	23,780	20,575	15.6%
Total revenues	244,795	227,991	7.4%

OPERATING EXPENSES
Property taxes	26,035	24,093	8.1%
Personnel expense	24,325	23,228	4.7%
Advertising	5,174	5,888	-12.1%
Repair and maintenance	3,204	3,064	4.6%
Utilities	8,351	8,161	2.3%
Property insurance	2,485	2,634	-5.7%
Other expenses	11,329	10,977	3.2%

Total operating expenses	80,903	78,045	3.7%

Net operating income (1)	$163,892	$149,946	9.3%

Gross margin	67.0%	65.8%

Period end occupancy (2)	88.9%	85.1%

Period average occupancy (3)	88.4%	83.1%

Total rentable square feet	19,801	19,801

Realized annual rent per occupied square foot (4)	$12.62	$12.61	0.1%

Scheduled annual rent per square foot (5)	$13.62	$13.48	1.0%

Reconciliation of Same-Store Net Operating Income to Operating Income

Same-store net operating income (1)	$163,892	$149,946
Non same-store net operating income (1)	43,213	20,419
Indirect property overhead (6)	(6,932)	(7,531)
Depreciation and amortization	(112,313)	(109,830)
General and administrative expense	(29,563)	(26,131)

Operating Income	$58,297	$26,873

(1)                   Net operating income (NOI) is a non-GAAP (generally accepted accounting principles) financial measure that excludes from operating income the impact of depreciation and general & administrative expense.

(2)                   Represents occupancy at December 31 of the respective year.

(3)                   Represents the weighted average occupancy for the period.

(4)                   Realized annual rent per occupied square foot is computed by dividing rental income by the weighted average occupied square feet for the period.

(5)                   Scheduled annual rent per square foot represents annualized asking rents per available square foot for the period.

(6)                   Includes property management income earned in conjunction with managed properties.

Non-GAAP Measure — Computation of Funds From Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012

Net income (loss) attributable to the Company’s common shareholders	$21,446	$(21)	$35,440	$(4,191)

Add (deduct):
Real estate depreciation and amortization:
Real property - continuing operations	25,464	30,382	110,157	108,405
Real property - discontinued operations	222	1,254	2,703	5,548
Company’s share of unconsolidated real estate ventures	1,080	—	1,080	1,540
Noncontrolling interest’s share of consolidated real estate ventures	—	—	—	(1,049)
Gains from sale of real estate	(17,902)	(3,408)	(27,440)	(9,811)
Gain from remeasurement of investment in real estate venture	—	—	—	(7,023)
Noncontrolling interests in the Operating Partnership	348	(1)	588	(107)

FFO	$30,658	$28,206	$122,528	$93,312

Add:
Loan procurement amortization expense - early repayment of debt	414	—	414	—
Acquisition related costs (1)	1,937	695	4,170	3,086

FFO, as adjusted	$33,009	$28,901	$127,112	$96,398

Earnings (loss) per share attributable to common shareholders - basic	$0.15	$0.00	$0.26	$(0.03)
Earnings (loss) per share attributable to common shareholders - fully diluted	$0.15	$0.00	$0.26	$(0.03)
FFO per share and unit - fully diluted	$0.21	$0.21	$0.87	$0.71
FFO, as adjusted per share and unit - fully diluted	$0.23	$0.21	$0.91	$0.74

Weighted-average basic shares outstanding	138,705	129,111	135,191	124,548
Weighted-average diluted shares outstanding	141,338	129,111	137,742	124,548
Weighted-average diluted shares and units outstanding	143,615	135,678	140,051	131,021

Dividend per common share and unit	$0.13	$0.11	$0.46	$0.35
Payout ratio of FFO, as adjusted	57%	52%	51%	47%

(1)      Acqusition related costs for the year ended December 31, 2013 include $0.3 million of acquisition related costs that are included in the Company’s share of equity in losses of real estate ventures.